UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

General

On February 3, 2025, Uniti Fiber ABS Issuer LLC and Uniti Fiber TRS Issuer LLC (collectively, the “Issuers”), each an indirect, bankruptcy-remote subsidiary of Uniti Group Inc. (the “Company,” and, together with the Issuers, “we,” “us,” or ‘our”), completed a private offering of $589,000,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $426,000,000 5.9% Series 2025-1, Class A-2 term notes, $65,000,000 6.4% Series 2025-1, Class B term notes and $98,000,000 9.0% Series 2025-1, Class C term notes (collectively, the “Notes”), each with an anticipated repayment date (“ARD”) in April of 2030.

The Notes were issued at an issue price of 100% of their respective principal amounts pursuant to an indenture, dated as of February 3, 2025 (the “Base Indenture”), as supplemented by a Series 2025-1 Supplement thereto, dated as of February 3, 2025 (the “Series 2025-1 Supplement”), in each case by and among the Issuers, Uniti Fiber GulfCo LLC and Uniti Fiber TRS AssetCo LLC (the “Closing Date Asset Entities” and, together with the Issuers, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).

The Base Indenture allows the Issuers to issue additional series of notes subject to certain conditions set forth therein, and the Base Indenture, together with the Series 2025-1 Supplement, and any other series supplements to the Base Indenture, is referred to herein as the “Indenture.”

The Notes were issued as part of a securitization transaction, pursuant to which certain of the Company’s fiber network assets and related customer contracts (collectively, the “Fiber Network Assets”) in the State of Florida and the Gulf Coast region of Louisiana, Mississippi and Alabama were contributed to the Closing Date Asset Entities.

Each of the Obligors and Uniti Fiber Holdings Inc., as manager, entered into a management agreement dated February 3, 2025 (the “Management Agreement”). Uniti Fiber Holdings Inc. will act as the manager with respect to the Fiber Network Assets contributed and held by the Closing Date Asset Entities (the “Manager”). The primary responsibilities of the Manager are to perform certain operational and administrative functions on behalf of the Obligors with respect to the Fiber Network Assets.

Notes

While the Notes are outstanding, scheduled payments of interest are required to be made on the Notes on the 20th of each January, April, July and October of each year, commencing on April 20, 2025. No principal payments will be due on the Notes prior to the ARD, unless certain rapid amortization or acceleration triggers are activated.

The legal final maturity date of the Notes is in April of 2055. If the Issuers have not repaid or refinanced any Note prior to the payment date in April of 2030, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) the excess amount, if any, by which the sum of the following exceeds the interest rate for such Note: (A) the yield to maturity (adjusted to a “mortgage-equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the ARD for such Note of the United States treasury security having a remaining term closest to 10 years plus (B) 5.00% plus (C) the post-ARD note spread applicable to such Note.

Collateral and Guarantee

The Notes are obligations only of the Obligors pursuant to the Indenture. The Notes are secured by a security interest in substantially all of the Fiber Network Assets pursuant to the Indenture, and guaranteed by each Issuer’s respective direct parent entity (each, a “Guarantor”) pursuant to a Guarantee and Security Agreement, dated February 3, 2025 (the “Guarantee and Security Agreement”), by and among the Guarantors and the Indenture Trustee. The guarantee of each Guarantor is secured by a security interest in the equity interests of the applicable Issuer. Neither the Company nor any subsidiary of the Company, other than the Obligors and the Guarantors (all of which are unrestricted subsidiaries under the Company’s other debt agreements), will guarantee or in any way be liable for the obligations of the Obligors under the Indenture or the Notes.

Covenants and Restrictions

The Notes are subject to a series of customary covenants and restrictions. These covenants and restrictions include (i) that the Issuers maintain a liquidity reserve account to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including specified make-whole payments in the case of certain optional prepayments of the Notes prior to the quarterly payment date in April 2030, and (iii) covenants relating to recordkeeping, access to information and similar matters. As provided in the Base Indenture, the Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

The Company intends to use the net proceeds from the issuance and sale of the Notes to, among other things, repay and terminate its existing ABS bridge facility, to fund the partial redemption of the 2028 Notes (defined below) and for general corporate purposes, which may include success-based capital investments.

The foregoing summaries of the Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture and the Series 2025-1 Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into Item 2.03.

Item 7.01   Regulation FD Disclosure

On February 3, 2025, Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc. and CSL Capital, LLC issued a notice of redemption in connection with the partial redemption of $125,000,000 aggregate principal amount of their 10.50% Senior Secured Notes due 2028 (the “2028 Notes”). The redemption date for the 2028 Notes will be February 14, 2025 (the “Redemption Date”). The redemption price for the 2028 Notes will be equal to 103.00% of the aggregate principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The foregoing does not constitute a notice of redemption for the 2028 Notes.

On February 3, 2025 the Company issued a press release to announce the completion of the Issuers’ inaugural Notes offering and the partial redemption of the 2028 Notes. A copy of the press release is furnished hereto as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Base Indenture, dated as of February 3, 2025, by and among Uniti Fiber ABS Issuer LLC, Uniti Fiber TRS Issuer LLC, Uniti Fiber GulfCo LLC, Uniti Fiber TRS AssetCo LLC and Wilmington Trust, National Association, as indenture trustee.
4.2	Series 2025-1 Supplement, dated as of February 3, 2025, by and among Uniti Fiber ABS Issuer LLC, Uniti Fiber TRS Issuer LLC, Uniti Fiber GulfCo LLC, Uniti Fiber TRS AssetCo LLC and Wilmington Trust, National Association, as indenture trustee.
99.1	Press Release issued February 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary